Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 15, 2015, relating to our audit of the consolidated financial statements of DigiCore Holdings Limited as of June 30, 2015 and 2014 and for the years ended June 30, 2015, 2014 and 2013, included in the Registrant’s Current Report on Form 8K/A filed with the Securities and Exchange Commission on December 17, 2015.

/s/ Mazars (Gauteng) Inc.

Mazars (Gauteng) Inc.

Director: Sanjay Ranchhoojee

Registered Auditor

7 December 2016

Pretoria, South Africa